EXHIBIT 23(E)

                      CONSENT OF ALEXANDER X. KUHN & CO.

We hereby consent to the use of our report dated August 16, 1993 covering the audited statements of construction revenues and costs of Newberg/Perini for the years ended December 31, 1991 and December 31, 1990, and to all references to our firm included in or made a part of this Registration Statement.

                                               ALEXANDER X. KUHN & CO.
May 26, 1994